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[NEW YORK LIFE LOGO]                       NEW YORK LIFE INSURANCE COMPANY
The Company You Keep                       51 Madison Avenue, New York, NY 10010
                                           (212) 576-6973



                                           THOMAS F. ENGLISH
                                           Vice President and
                                           Deputy General Counsel




                                                  April 10, 2000


Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D. C.  20549

     RE:   NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
           VARIABLE ANNUITY SEPARATE ACCOUNT-III
           INVESTMENT COMPANY ACT FILE NUMBER: 811-08904
           SECURITIES ACT FILE NUMBER: 333-80535

Ladies and Gentlemen:


     This opinion is furnished in connection with the filing by New York Life Insurance and Annuity Corporation ("NYLIAC") of the registration statement on Form N-4 ("Registration Statement") under the Securities Act of 1933, as amended, of NYLIAC Variable Annuity Separate Account-III ("Separate Account-III"). Separate Account-III receives and invests premiums allocated to it under a flexible premium multi-funded variable retirement annuity policy ("Annuity Contract"). The Annuity Contract is offered in the manner described in the Registration Statement.


     In connection with this opinion, I have made such examination of the law and have examined such corporate records and such other documents as I consider appropriate as a basis for the opinion hereinafter expressed. On the basis of such examination, it is my opinion that:


  1. NYLIAC is a corporation duly organized and validly existing under the laws of the State of Delaware.



  2. Separate Account-III is a separate account established and maintained by NYLIAC pursuant to Section 2932 of the Delaware Insurance Code, under which the income,



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Securities and Exchange Commission
August 13, 1999
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     gains and losses, realized or unrealized, from assets allocated to Separate
     Account-III shall be credited to or charged against Separate Account-III, without regard to other income, gains or losses of NYLIAC.

  3. The Annuity Contracts have been duly authorized by NYLIAC and, when sold in jurisdictions authorizing such sales, in accordance with the Registration Statement, will constitute validly issued and binding obligations of NYLIAC in accordance with their terms.

  4. Each owner of a Annuity Contract will not be subject to any deductions, charges, or assessments imposed by NYLIAC other than those provided in the Annuity Contract.

I consent to the use of this opinion as an exhibit to the Registration
Statement.

                                                 Very truly yours,


                                                 /s/ THOMAS F. ENGLISH



                                                 Thomas F. English
                                                 Vice President and
                                                 Deputy General Counsel